                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


CORPORATE PARTICIPANTS

Gerald Rubin
Helen of Troy - Chairman, President, CEO

Christopher Carameros
Helen of Troy - Executive VP

Robert Spear
Helen of Troy - Sr. VP, CIO

Thomas Benson
Helen of Troy - Sr. VP, CFO


CONFERENCE CALL PARTICIPANTS

Doug Lane
Avondale Partners

Joe Chumbler
Stephens

Richard Keim
Kensington Management

Mimi Sokolowski
Sidoti & Company

Mike Carlotti
Palmirla

Justin Thomas
Petros Capital

Rick Singh
Karsch Capital

Jeff Feinberg
JLF Asset Management

Steve Friedman
Wachovia Securities

Patrick Tenney
East Borne Capital


PRESENTATION


--------------------------------------------------------------------------------

Operator

Good morning and welcome, ladies and gentlemen to the Helen of Troy's second quarter earnings conference call for fiscal 2004. At this time I would like to inform you that all participants are in a listen only mode. At the request of the company we will open up the conference for questions and answers after the presentation. Our speakers for this morning's conference call are Gerald Rubin, Chairman, Chief Executive Officer and President; Christopher Carameros, Executive Vice President; Thomas Benson, Senior Vice President and Chief Financial Officer; Robert Spear, Senior Vice President and Chief Information Officer. I will now turn the conference over to Robert Spear. Please go ahead sir.

--------------------------------------------------------------------------------

Robert Spear - Helen of Troy - Sr. VP, CIO

Thank you. Good morning everyone and welcome to Helen of Troy's second quarter conference call for fiscal year 2004. The agenda for this morning's conference call will be as follows. We'll have a brief forward-looking statement review followed by Mr. Rubin, who will discuss our second quarter earnings release and the related results of operations for Helen of Troy, followed by a financial review of our income statement and balance sheet for the quarter by Tom Benson, our Chief Financial Officer. And finally we'll open up for a question and answer session for those with any further questions.

The Safe Harbor Statement: this conference call may contain certain forward-looking statements that are based on management's current expectations with respect to future events for financial performance. A number of risks or uncertainties could cause actual results to differ materially from historical or anticipated results. Generally the words "anticipate, believe, expect" and other similar words identify forward-looking statements. The company cautions listeners to not place undue reliance upon forward-looking statements. Forward-looking statements are subject to risks that could cause such statements to differ materially from actual results. Factors that cause actual results to differ from those anticipated are described in the company's form 10K filed with the SEC for the fiscal year ended February 28, 2003 and for the 10Q form for the quarter ended May 31, 2003.

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


Before I turn the conference call over to our Chairman, Mr. Rubin, I'd also like to inform all interested parties that a copy of today's earnings release has been posted to our web site at www.hotus.com. The release can be accessed by selecting the Investor Relations tab on our home page and then the News tab. I will now turn the conference over to Mr. Gerald Rubin, Chairman, CEO and President of Helen of Troy.


--------------------------------------------------------------------------------

Gerald Rubin - Helen of Troy - Chairman, President, CEO

Thank you, Bob, and good morning, everybody. Welcome to our second quarter conference call. Helen of Troy today reported record sales and earnings for the second quarter and six months ended August 31, 2003. Second quarter sales increased 4.3 percent to a record $116 million versus sales of $111 million for the same period of the prior year. Second quarter net income increased 48 percent to a record $13 million, or 42 cents per diluted share from $8,876,000 or 30 cents per diluted share for the same period a year earlier. First half sales climbed 4.1 percent to a record $222 million from sales of $213 million for last year's first half. Net earnings for the first half of this year was $28 million or 92 cents per diluted share versus $15.5 million or 52 cents per diluted share in the comparable period last year, representing an 81 percent increase in net earnings. Our business continues to do well and we are pleased with our overall results. Sales increased in every segment of our business except Tactica. Our sales leaders include the international division, retail personal care products, the professional division and Idellele Labs skin and hair care products.

The second quarter operating income increased 1.6 percent to 12.7 percent of net sales from 11.1 percent a year ago. Second quarter net income increased 3.3 percentage points to 11.3 percent from 8 percent a year ago. Helen of Troy continues to have a strong balance sheet with cash of $33 million, equity of $320 million, which represents a 54 million increase in shareholder's equity from the comparable period last year, and accounts receivable of $81 million. Inventory at the quarter end was $147 million, which we believe is appropriate for our current level of overall business heading into the strong fall selling season.

Helen of Troy announced today also that it is evaluating strategic alternatives for its investment in Tactica with a view towards maximizing shareholder value. These alternatives include a possible sale of all or partial interest in Tactica. There can be no assurance that any transaction involving Tactica will occur. Excluding the results for Tactica, second quarter sales increased by 17.1 percent to $105 million with operating income of $18 million or 17.1 percent of sales, with net earnings of 14.7 or 14 percent of sales and diluted earnings of 48 cents for the quarter. And I think this is very meaningful that the Helen of Troy business alone, the sales increased 17 percent and we had an operating profit of 17 percent and a net profit of 14 percent.

As previously announced, we have entered into an agreement to acquire the Brut brand in the United States, Canada, Mexico, Puerto Rico and elsewhere in Latin American from Unilever. This transaction closed on September 29, 2003. Therefore, we are raising our current fiscal year earnings for diluted share guidance from $1.75 to $1.80 to $1.85 to $1.90 or a 41 to 45 percent increase from the prior year's diluted earnings per share of $1.31. We are also projecting earnings per diluted share for our next fiscal year beginning March 1, 2004 to be in the range of $2.15 to $2.25 per share.

Our business and financial performance continues to be strong and consistent. This quarter marks 35 of the past 38 quarters with year-over-year sales increases and 34 of the past 38 quarters with year-over-year increases in net earnings. Our third quarter projections for this year for earnings per share is 62 to 64 cents and our fourth quarter projections for earnings per share is 31 to 34 cents. Our second half projection, which started September 1st, our second half projection is 93 cents to 98 cents, which will give us $1.85 to $1.90 for this year. Third quarter sales have started off strong in September and we project total sales should increase 10 to 15 percent for the quarter.

Helen of Troy has had increases in the past years per share for the following: in fiscal 2001 earnings per share increased 36 percent, in 2002 they increased 67 percent, in 2003 they increased 31 percent. In 2004 we are projecting a 45 percent increase in net earnings. Any company which you all know which would have a growth rate that I have just given you for the last four years deserves at least a P/E of 30. But even if Helen of Troy had a P/E of 20 for next year's earnings, the stock should be at 45. Why we

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


only get a P/E of 12 is beyond me. If Helen of Troy only deserves a P/E of 12 with its growth rate and potential, everyone should sell every one of their stocks that they have with a P/E of over 12 that doesn't have a growth rate comparable with Helen of Troy's. I would now like to turn this conference call over to Tom Benson, our CFO.


--------------------------------------------------------------------------------

Thomas Benson - Helen of Troy - Sr. VP, CFO

Thank you, Gerry, and good morning. Needless to say, we are pleased with our operating performance for the second quarter. Second quarter net sales grew 4 percent year-over-year. In the quarter 2, 2004, we had net sales of 115,782,000 versus 111,050,000 in quarter 2, 2003. That's an increase of 4,724,000. However, more importantly our second quarter net earnings increased by 48 percent year-over-year. Quarter 2, 2004 net earnings were 13,098,000 versus 8,876,000 in quarter 2, 2003, an increase of 4,222,000. Second quarter operating income also improved 20 percent year-over-year. Quarter 2, 2004 operating income was 14,674,000, 12.7 percent of sales. For quarter 2, 2003 operating income was 12,274,000, 11.1 percent of sales. This is an increase of 2,400,000 and a year-over-year percentage increase of 20 percent. Second quarter earnings per diluted share increased 40 percent year-over-year. In quarter 2, 2004 it was 42 cents per diluted share. In quarter 2, 2003 it was 30 cents per diluted share, an increase of 12 cents per diluted share.

Now I will provide a more detailed review of various components of our financial performance. I'm going to start with net sales. The company's quarterly net sales, exclusive of Tactica, were quarter 2, 2004: 105,335,000 versus 89,916,000. This is an increase of 15,419,000, it's a 17 percent increase year-over-year. This portion of the business represents 91 percent of consolidated net sales for this quarter while it was 81 percent the prior year quarter. By segments, our North American segment in quarter 2, 2004 had net sales of 94,537,000 versus quarter 2, 2003 of 83,693,000. This is an increase of 10,844,000, which is a 13 percent increase. International had sales for quarter 2, 2004 of 10,798,000 versus 6,223,000 in quarter 2, 2003. This is an increase of 4,575,000, a 74 percent increase in that segment.

Tactica however had quarterly net sales of 10,447,000 for quarter 2, 2004 versus 21,142,000 for quarter 2, 2003. This is a decrease of 10,695,000 which is a 51 percent decrease. Tactica's sales decrease is primarily due to the reduction in sales of Epilstop [sp] products that were such a large part of sales last year. And general softness of demand sold through television informercials. Tactica also had an order backlog of approximately 4 million at quarter end, which is much higher than historical backlogs.

Growth in the company's sales, exclusive of Tactica, is due primarily to Idellele sales, international and core business. Idellele includes the following: Sea Breeze, Vitalis, Amons [sp], Final Net, 3-in-1 Conditioner and Vitapoint. The remainder of the growth is attributable to increased sales in the Vidal Sassoon, Revlon and Dr. Scholl's lines of products sold at retail, along with increased sales in our Hot Tools and Wigo brand distributed through the professional distribution channels. Increased sales in the international segment were primarily increases in the UK, France and other international. Also contributing to international growth has been the strengthening of the British pound and the euro versus the U.S. dollar. If you take a look at the pound, we can see that it averaged $1.55 in quarter 2, 2003 versus $1.61 during quarter 2, 2004, along with an increase in the euro from last year of 98 cents versus the euro at $1.12 during quarter 2, 2004. Improvements in exchange rates provided approximately 400,000 in additional benefit in quarter 2, 2004.

Consolidated gross profit for the second quarter was 53,055,000, up 45.8 percent. Quarter 2, 2003 was 50,910,000, a gross profit rate of 45.8 percent also. This is an increase of 2,145,000, it's a 4 percent increase. This increase is due to lower sourcing costs, along with contributions by the Idellele brands and a benefit of strengthening foreign currencies against the dollar, partially offset by a reduction in gross profit dollars and gross profit percentage on Tactica sales. Gross profit without Tactica in quarter 2, 2004 was 47,121,000, a gross profit percentage of 44.7 percent versus 35,129,000 or 39.1 percent in quarter 2, 2003. This represents a gross profit dollar increase of 11,992,000 which is a 34.1 percent dollar increase and a percentage increase of 5.6 percentage points, quarter-over-quarter.

SG&A expense [inaudible] quarter, expenses decreased both in absolute dollars and as a percentage of sales. For quarter 2, 2004, the SG&A expense was 38,381,000, 33.1 percent of sales, versus quarter 2, 2003 of 38,636,000 which is
34.8 percent

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


of sales. This is a decrease of 255,000. Reduction in SG&A is primarily due to reduced royalty expense. This was partially offset by increases in the following costs: freight, freight out, payroll, insurance and warehouse costs.

Operating income, without Tactica, improved to 17.1 percent of net sales, 17,977,000 for quarter 2, 2004 compared to 11.5 percent, 10,338,000 for quarter 2, 2003. Tactica had an operating loss of 3,303,000, 31.6 percent of net sales for quarter 2, 2004 compared to an operating profit of 1,936,000, 9.2 percent of sales for quarter 2, 2003. As mentioned before, Tactica had a sales decrease of 10,695,000 for the quarter versus the prior year. Other expense was a net expense of 257,000 for quarter 2, 2004 versus and expense of 538,000 for quarter 2, 2003.

Interest income was reduced 352,000 due to less investable cash and reduced interest rates offset by a gain, both realized and unrealized on securities of 247,000 in quarter 2, 2004 versus a loss, both realized and unrealized in securities in quarter 2, 2003 of 281,000. I will comment on the use of our cash shortly.

Income tax expense for quarter 2, 2004, it was 1,319,000 that's 9.2 percent of income before taxes versus 2,860,000 which is 24.4 percent of income before taxes in quarter 2, 2003. The most significant reason for the reduction in tax rates is due to the tax benefit recognized on the Tactica loss that is at a much higher tax rate than the remainder of the company's tax rate.

The last portion I will cover is our financial position. Our cash balance was
33.4 million at the end of quarter 2, 2004 compared to 85 million at the end of quarter 2, 2003. The reduction in cash is primarily due to an increase in inventory, purchase of six brands from Proctor & Gamble, advance payments for royalties for one of our major license agreements, and the purchase of our Mississippi distribution center, offset by the cash generated from operations over the last year. Receivables increased 1.2 million year-over-year on a quarterly net sales increase of 4.7 million. Our days outstanding are at 64 days at the end of quarter 2, 2004 compared to 66 days at the end of quarter 2, 2003. Inventories increased 35.1 million or 31 percent from year end, and increased
48.7 million or 50 percent compared to last year. Inventories are now at 147.1 million. Inventories increased 5.2 million due to the new Idellele business and the remainder of the inventory increase is in anticipation of a strong fall selling season. Debt to equity improved to .17 this year versus .21 last year. We have recently arranged a $50 million line of credit that was partially used for the Brut transaction and is available for ongoing working capital needs. Shareholder equity is at 319.8 million at August 31, 2003 compared to 266.1 million at August 31, 2002, an increase of 53.7 million. This concludes the review of the financial statements.


--------------------------------------------------------------------------------

Gerald Rubin - Helen of Troy - Chairman, President, CEO

Thank you, Tom.  Operator, I'd like to now open the floor up for questions.


--------------------------------------------------------------------------------

QUESTION AND ANSWER


--------------------------------------------------------------------------------

Operator

The question and answer session will begin at this time. If you are using a speakerphone, please pick up the handset before pressing the numbers. Should you have a question, please press star one on your pushbutton telephone, at this time. If you wish to withdraw your question, please press star two. Your question will be taken in order it is received. Please stand by for your first question. Our first question comes from Doug Lane with Avondale Partners. Please state your question.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

Yes, good morning. Two questions: first of all, focusing in on the North American business, excluding the Idellele Labs acquisition, can you give us what the sales growth was in the quarter? And then my second question is, what was your effective tax rate, excluding Tactica?


--------------------------------------------------------------------------------

Thomas Benson - Helen of Troy - Sr. VP, CFO

Doug, this is Tom Benson. The North American sales growth, excluding Idellele and I'm also

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


excluding Tactica, was a 3.8 percent increase year-over-year.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

OK, thank you.


--------------------------------------------------------------------------------

Thomas Benson - Helen of Troy - Sr. VP, CFO

The tax rates without Tactica in it is 17.5 percent.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

OK, thank you.


--------------------------------------------------------------------------------

Operator

Our next question comes from Joe Chumbler with Stephens. Please state your question.


--------------------------------------------------------------------------------

Joe Chumbler - Stephens

Thanks, good morning. Could we get operating income by segment, by chance?


--------------------------------------------------------------------------------

Thomas Benson - Helen of Troy - Sr. VP, CFO

For the quarter, the operating income for the North American segment was 19,395,000, for the international segment it was a loss of 589,000, for Tactica it was a loss of 3,303,000 and we have corporate and other expenses of 829,000. And again, that will be in the Q, which will be released in the next couple of days.


--------------------------------------------------------------------------------

Joe Chumbler - Stephens

OK, thanks. And then going to the third quarter sales guidance of 10 to 15 percent growth, does that include the Brut products acquired?


--------------------------------------------------------------------------------

Man

Joe, we just acquired the Brut on September 29th so we will include the Brut sales for October and November, yes.


--------------------------------------------------------------------------------

Joe Chumbler - Stephens

OK and then finally, there's been a lot of talk about Asian currencies and I'm wondering if you've assessed the potential impact on your margins, should the Chinese currency appreciate against the dollar.


--------------------------------------------------------------------------------

Man

You know, we've looked at it but there's nothing we can do about it. It's up to certainly the Chinese government. And I'm sure that if it did happen it would affect almost anybody who brings in products from the Orient and it would affect a big part of the imports of the United States. No, I don't think anything is going to happen right now but if it does, we'll look at it.


--------------------------------------------------------------------------------

Joe Chumbler - Stephens

OK and then one more question on the Brut acquisition; do you plan to roll that debt into longer term debt or how do you expect to pay off the credit facility?


--------------------------------------------------------------------------------

Christopher Carameros - Helen of Troy - Executive VP

This is Chris Carameros. We have temporarily borrowed some money obviously off our $50 million line. But we expect to have that line paid off by the end of the year just through cash flow and operations. So that line will be available for us for other things in operations. But we expect to be out of the line by the end of the year.


--------------------------------------------------------------------------------

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


Joe Chumbler - Stephens

OK, so you don't see long term debt going up any time soon?


--------------------------------------------------------------------------------

Christopher Carameros - Helen of Troy - Executive VP

No.


--------------------------------------------------------------------------------

Joe Chumbler - Stephens

OK, thanks.


--------------------------------------------------------------------------------

Operator

Our next question comes from Richard Keim with Kensington Management. Please state your question.


--------------------------------------------------------------------------------

Richard Keim - Kensington Management

Thank you. The first question I had was concerning the tax rates. Without Tactica, would it be fair to assume that that 17.5 percent rate is what we'd be looking at the fourth quarter or do we go back to the 24 percent of the previous year? How do we do our models based on tax rates?


--------------------------------------------------------------------------------

Christopher Carameros - Helen of Troy - Executive VP

This is Chris Carameros again. If you take a look at the blended tax rates, the prior year had more income related to the Tactica. As you may or may not know, Tactica is not joined in our consolidated tax return. They file a separate tax return. They're primarily located just in the United States. So it has a higher effective income tax rate now, federally. They also pay New York city and state tax. So it is a higher blended rate, to answer your question. And we had profitability last year, as Tom was just disclosing to you, and a higher effective tax rate which made that 24 percent rate go there. I think if you can look forward over to the next year or so, we would like to think that it depends on where the jurisdiction is, where it's being taxed, our tax rate should be in the 16 to 18 percent, 18.5 percent rate. If you take a look at where we've been historically, we continue to have a very large deferred tax amount but we obviously pay less than that. So we will continue to accrue in that 16 to 18.5 percent rate. And that's what you can look at going forward.


--------------------------------------------------------------------------------

Richard Keim - Kensington Management

OK, including the next quarter?


--------------------------------------------------------------------------------

Christopher Carameros - Helen of Troy - Executive VP

Yes.


--------------------------------------------------------------------------------

Richard Keim - Kensington Management

OK.


--------------------------------------------------------------------------------

Christopher Carameros - Helen of Troy - Executive VP

That's the rate we look at with Helen of Troy without Tactica, OK. [unintelligible] they're not joined in our consolidated tax returns. We own 55 percent and to join a consolidated tax return you have to have 80 percent.


--------------------------------------------------------------------------------

Richard Keim - Kensington Management

OK. Next question: how are you doing on your market share of your-- basically how are you doing versus Tonair [sp]? Are you picking up business or what's going on?


--------------------------------------------------------------------------------

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


Man

Well we believe our market share overall is increasing, yes. We compete in so many different categories but overall, we believe our market share is increasing.


--------------------------------------------------------------------------------

Richard Keim - Kensington Management

Are there any statistics on that or it's just too diverse?


--------------------------------------------------------------------------------

Man

You know we do receive monthly statistics but they're by product category. If somebody wanted them, I guess we could share it with you. It's done by over 10 different types of products that we look into. We do monitor the market share.


--------------------------------------------------------------------------------

Richard Keim - Kensington Management

OK but you can't say, hey we're really beating them out on certain things versus others? It's just that you think you're improving, is that a fair conclusion?


--------------------------------------------------------------------------------

Man

Right


--------------------------------------------------------------------------------

Richard Keim - Kensington Management

OK. Well let's talk about one other thing. You sold 500,000 shares of stock just very recently and any comments on that?


--------------------------------------------------------------------------------

Man

Yes, it was a private sale to a value fund who plans to hold the shares for many, many years and it was for diversification in estate planning. The stock was not sold into the market and, as I told you, it was sold as a private sale.


--------------------------------------------------------------------------------

Richard Keim - Kensington Management

Was it sold at the market, the market prices?


--------------------------------------------------------------------------------

Man

No, I think it was sold to a small discount to the market on that day.


--------------------------------------------------------------------------------

Richard Keim - Kensington Management

Is there any agreement that they will keep it?


--------------------------------------------------------------------------------

Man

No but since they-- we know them that they're a value fund who keeps their shares. I don't think you should be worrying about me. It's the millions of shares that are traded every day by other people. I always wonder why they don't keep them long term. But no, this is a value fund that plans to keep the stock.


--------------------------------------------------------------------------------

Richard Keim - Kensington Management

OK, thank you.


--------------------------------------------------------------------------------

Operator

Our next questions comes from Mimi Sokolowski with Sidoti & Company, please state your question.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company,

I have actually a couple of questions. First one, could you provide me with the cash from operating for the quarter?


--------------------------------------------------------------------------------

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


Man

Yes, just a moment please. Cash used by operating activities was 11 million - I'm sorry, this was for the first six months. It was 11 million 146. I don't have the quarterly number, that's for the first six months.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company,

That's OK, I can figure it out from there. And can you give me the currency benefit on a per-share basis, or if you don't have that at your fingertips can you just give me the number?


--------------------------------------------------------------------------------

Man

It was $400,000. Maybe about 1 cent.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company

OK just a few more: what is the cap ex guidance for the full year?


--------------------------------------------------------------------------------

Christopher Carameros - Helen of Troy - Executive VP

This is Chris Carameros. We shouldn't -- traditionally we're not capital intensive. We don't plan on buying any big warehouses and such. The only project we have going is our new implementation of Oracle M and I [sp] and I think we previously released that.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company,

I remember.


--------------------------------------------------------------------------------

Christopher Carameros - Helen of Troy - Executive VP

That's the only thing we really have going that's of any size.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company,

OK and how about depreciation and amortization for the year? Is it 6 and change?


--------------------------------------------------------------------------------

Man

For the first six months was 3 million 030 and I'm not expecting anything to change in that. The new Oracle system would not be placed into service until the next fiscal year.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company,

OK and then turning to inventories and also Tactica, I guess investors have been pretty critical of your inventory levels and you have given your explanations. Where do you expect to see annual inventory turns by the end of fiscal 04? Lower than last year; last year I think you ran about 2.2 and now you're running at about a 1.7.


--------------------------------------------------------------------------------

Man

Yes, I think it's going to run around 2.2. The inventory will be down. We're going into our biggest sales period. We do have the inventory, the retailers are aggressively buying it. We can deliver. Last year, as you recall, we had a dock strike in the third quarter and we paid a lot of air freight and we lost a lot of business. So you're going to see all that being made up. And the good news is we do have the inventory and it will be down by February 28th, the end of our fiscal year, to our normal ratios.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company,

OK and you break out Tactica in a couple of line items, could you do so for inventory as well just to provide greater transparency and to assure investors that he inventory build is not from the decline of sales at Tactica and that we may be facing a charge sometime in the next few quarters. Would that kind of transparency be something you would consider?

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


--------------------------------------------------------------------------------

Man

Tactica's inventory is about $12 million.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company,

OK, great. And last question: Tactica, who-- what type of suitor do you think you might be looking at if you were willing to sell it? Who would pick it up, who would be interested in a company like Tactica?


--------------------------------------------------------------------------------

Christopher Carameros - Helen of Troy - Executive VP

This is Chris Carameros. We've had several conversations and at this point in time we're not going to disclose any more details than that.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company,

OK, there are interested parties, though?


--------------------------------------------------------------------------------

Christopher Carameros - Helen of Troy - Executive VP

That's correct.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company,

OK, good enough. Thank you very much.


--------------------------------------------------------------------------------

Operator

Our next question comes from Mike Carlotti with Palmirla. Please state your question.


--------------------------------------------------------------------------------

Mike Carlotti - Palmirla

Yes, hi. I have a couple of questions. First, for the quarter, how much of that is ex benefit sales in the top line?


--------------------------------------------------------------------------------

Man

$400,000.


--------------------------------------------------------------------------------

Mike Carlotti - Palmirla

$400,000 OK. And if I just work through the guidance, you guided up the year by 10 cents and if you take out the 6 cents that you beat this quarter, that leaves you about 4 cents of guidance for upside. How much of that 4 cents would be from the Brut acquisition, considering that it closed it looks like about five months early? And how much would it be for just Brut, how much EPS are you expecting from Brut for FY 04?


--------------------------------------------------------------------------------

Man

You know, first of all everybody says that Brut closed early. It didn't close early. We had a time schedule with Unilever in which we had to close by a certain time and we met that deadline. And again, we had a transition period that we'll be with Unilever, just as we did with Proctor & Gamble. But over the next quarter, at least in the next quarter we suspect that sales will be in the 3 million a month for Brut, 6 million for the next quarter. After that, we'll have to evaluate it as we begin to digest all the numbers and elements. We're quite optimistic. We got a great group within the Idellele Labs and headed by Jack Damson [sp] and some other great guys. And we're optimistic we can take all this and digest it and grow it just like we've been doing with other products we got from P&G.


--------------------------------------------------------------------------------

Mike Carlotti - Palmirla

I guess when you announced that you were acquiring Brut, you said it was going to be 20 to 24 cents of earnings in FY 05 and was going to close at the end of your fiscal 04. And it closed, I guess, a couple of

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


weeks ago. So I guess what I'm trying to figure out is how much additive EPS do you expect to pick up for the five months that you'll have Brut during FY 04?


--------------------------------------------------------------------------------

Man

Again, we said we were going to close at the end of the calendar year and we were forecasting, giving guidance for our fiscal year 2005. We're still digesting those numbers and I'm really reluctant at this point in time to give you much guidance. Maybe we'll give you better guidance at the end of our third quarter about what Brut will mean for our fiscal year.


--------------------------------------------------------------------------------

Mike Carlotti - Palmirla

OK and you had one comment on the interest income section. You said there was a $247,000 gain in the quarter. Did I hear that right or is that-


--------------------------------------------------------------------------------

Man

We'll go back and look at that, just a second.


--------------------------------------------------------------------------------

Operator

Our next question comes from Justin Thomas with Petros Capital, please state your question.


--------------------------------------------------------------------------------

Man

Wait. Can you hold up a second? Let's go ahead and answer that last question. Just a second.


--------------------------------------------------------------------------------

Man

What we had is we had a $247,000 gain in the quarter, both realized and unrealized on securities that we are holding.


--------------------------------------------------------------------------------

Operator

I'm sorry about that, gentlemen. The next question in queue we have is from Justin Thomas with Petros Capital.


--------------------------------------------------------------------------------

Justin Thomas - Petros Capital

Great, thank you. Would you talk a little bit about the advertising spend at Tactica? How did that change year-over-year? And then second question on the inventory levels at Tactica. Where were those in the prior year same quarter?


--------------------------------------------------------------------------------

Man

As far as the advertising spend, as we've previously tried to explain to everyone, Tactica has moved into not only being an infomercial company but more into a selling at retail. And it's a quite significant shift between the two, which we think in the long term is a better way to run a business. And as far as inventory levels, the inventory levels are pretty consistent with that business, although we've had some increase in inventory. You have to have an increased inventory at that level to be able to sustain retail business. And they are in stock in various items. And I mentioned to you they had a good backlog and looks like the business will be pretty good for the third quarter. Again, we're taking a look at trying to maximize shareholder value and try to determine how that fits into our overall corporate structure and that's why we made that announcement. Next question?


--------------------------------------------------------------------------------

Operator

Our next question comes from Rick Singh with Karsch Capital. Please state your question.


--------------------------------------------------------------------------------

Rick Singh - Karsch Capital

Hi, I think you've explained this but just could you go over what is in the 50 percent inventory increase?

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


--------------------------------------------------------------------------------

Man

Basically it's our core business. It's merchandise that we will be selling off before the end of the fiscal year.


--------------------------------------------------------------------------------

Man

And Idellele Labs in there for 5 million, it's the reverse of last year. We commented on it.


--------------------------------------------------------------------------------

Man

Yes, I think we talked about the 5 million inventory in that.


--------------------------------------------------------------------------------

Rick Singh - Karsch Capital

Right, was there some better buying that you did, was there a unique opportunity, was it artificially low last year?


--------------------------------------------------------------------------------

Man

You know, it's a little of everything. I think it probably was artificially low last year and we think these are more normalized inventory for the current quarter although, as I mentioned, the inventory will be down significantly by February 28th. And we're trying to avoid air freight on a lot of products so we anticipate that by buying earlier. Everybody looks at last year. Two years ago we were at 149 million, so we actually are down from where we were two years ago on a comparable quarter. But in any case, yes there were some opportunity buys. And as I mentioned, the good news is that we have the inventory to take care of our retailers. And I think we're going to see hopefully better sales than I projected.


--------------------------------------------------------------------------------

Rick Singh - Karsch Capital

I see, so your inventory is flat with two years ago but your sales are actually up from two years ago. So if you look at it on that basis, not really that much increase at all.


--------------------------------------------------------------------------------

Man

That's true.


--------------------------------------------------------------------------------

Rick Singh - Karsch Capital

OK, thank you.


--------------------------------------------------------------------------------

Operator

Our next question comes again from Doug Lane with Avondale Partners. Please state your question.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

I have a follow-up on the question on Brut, just to double-check the figures. Were you saying the expectation is sort of a $3 million a month kind of run rate? Is that what you threw out there?


--------------------------------------------------------------------------------

Man

I said for the end of the year, that's what we're looking at until we get a better handle on exactly what's happening. As we told you before, we may have mentioned this, about 75 percent business in the U.S. and Canada, about 25 percent in Mexico and other countries. And we expect to take that business and grow that business and build that business. But over the next quarter, that's what I'm looking at for right now.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

And is that U.S. and international?


--------------------------------------------------------------------------------

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


Man

Yes, mostly what this business is is remember, we have the western hemisphere. It's in the U.S., Canada and [crosstalk] position in Mexico. So we do have it in Latin American countries and the reason why I'm a little big vague on that because Unilever included some of the sales in other countries beside Mexico out of the U.S. so as we begin to digest this, I'll get a little bit more specific on where it may be. But again, as we previously announced, we think it will be at $40 million on an annualized basis the next couple of quarter. But hopefully we'll have some good news and a little bit higher increase than that.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

OK and back on Tactica, can you give us what sort of-- I know it's premature for numbers, but what kind of a financial impact would that divestiture have? It was mentioned earlier about inventory write-offs but then you bought this for next to nothing. So will it be one-time gains or how do you see that playing out?


--------------------------------------------------------------------------------

Man

Somebody may have mentioned inventory write-offs, I didn't mention inventory write-offs.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

Right, it just came up on the call, that's what I meant?


--------------------------------------------------------------------------------

Man

Yeah, we would suspect that we would have a positive impact upon the sale.


--------------------------------------------------------------------------------

Man

Yeah we need to take a look at the alternatives and things and we're looking at it. But we're looking at different alternatives for what we're going to do with Tactica.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

And then lastly, you mentioned with Tactica's weakness that the whole infomercial category was soft. And one of your big products is Straight to the Maxx. Can you give us a feel for what you think the contribution to the sales in the November quarter will be from Straight to the Maxx and how that's going so far?


--------------------------------------------------------------------------------

Man

We don't disclose on a product-by-product.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

Can you give us just qualitatively how it's going? Is it feeling the softness as well or is that just-


--------------------------------------------------------------------------------

Man

It's doing well.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

So you're happy with how Straight to the Maxx is doing despite-


--------------------------------------------------------------------------------

Man

Yes we are.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

--industry conditions. OK.


--------------------------------------------------------------------------------

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


Man

You had asked what would happen if we didn't have Tactica and we re-disclosed it, we would have made 6 cents more; if we had not owned Tactica our earnings would have been 48 cents, using our tax rate.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

And on that just to be clear, the 1.80 to 1.85-- I'm sorry the 1.85 to 1.90 guidance for this year, that includes the 8 cent litigation gain in the first quarter, right?


--------------------------------------------------------------------------------

Man

At the present time it does.


--------------------------------------------------------------------------------

Doug Lane - Avondale Partners

OK, thank you.


--------------------------------------------------------------------------------

Operator

Our next question comes again from Joe Chumbler with Stephens. Please state your question.


--------------------------------------------------------------------------------

Joe Chumbler - Stephens

My question was answered, thanks.


--------------------------------------------------------------------------------

Operator

Our next question comes again from Mimi Sokolowski with Sidoti & Company. Please state your question.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company

Three real quick questions just for clarification. Could you go over that operating income from international again? Hello?


--------------------------------------------------------------------------------

Man

Yes, I think when the Q comes out, you can get all the details at that time.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company

OK and the tax rate that you had said we could use to forecast operating results going forward, did you say 16 to 18?


--------------------------------------------------------------------------------

Man

I said 16 to 18 percent for Helen of Troy without Tactica.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company

OK and the last thing is, you just said without Tactica, earnings would have been about 48 cents per share. And that tax rate, you said using your tax rate. What tax rate does that imply?


--------------------------------------------------------------------------------

Man

The one we used in our results, 15.5 percent.


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company

15.5 you said?


--------------------------------------------------------------------------------

Man

15.5.

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


--------------------------------------------------------------------------------

Mimi Sokolowski - Sidoti & Company

OK, that's it. Thank you again.


--------------------------------------------------------------------------------

Operator

Our next question comes from Jeff Feinberg with JLF Asset Management, please state your question.


--------------------------------------------------------------------------------

Jeff Feinberg - JLF Asset Management

Thank you very much. A couple of questions: first, just to follow up in terms of the inventory. At year end can you give us a sense where that should be?


--------------------------------------------------------------------------------

Man

Jeff I think it's going to be somewhere between-- somewhere around 117 million or less.


--------------------------------------------------------------------------------

Jeff Feinberg - JLF Asset Management

So at year end your inventories will actually be up less than your sales, just because there seems to be a lot of question around that and obviously at the current time it's artificially inflated by the acquisition that you made. By the time at year end, your inventories will be up less than sales so that's terrific. The second question just with regard to stock buy-back, I think you put some information in the release about that. And you obviously made some comments in terms of your opinions on the stock price but the stock is trading at $22 as we speak. Can you just elaborate with regard to stock buy-back, just to refresh our memory? How much do you have in terms of authorized buy-back and your general intent there please?


--------------------------------------------------------------------------------

Man

Jeff, we have an authorization at the current time of 3 million shares. We only purchased approximately 82,000 shares for a couple of million dollars because we were waiting for the acquisition of Brut where we used $55 million. Now that we've acquired Brut and because of the price the way it is, you will see that Helen of Troy is going to be very, very active in acquiring their stock, especially at this price. I had never expected, Jeff, they would get this low.


--------------------------------------------------------------------------------

Jeff Feinberg - JLF Asset Management

Absolutely not. It's a great opportunity for the company and the long term shareholders. I just wanted to understand because obviously, based on the guidance you've given you're getting about a 10 percent yield just by buying back stock and making it accretive. You intend just to take advantage of this opportunity aggressively?


--------------------------------------------------------------------------------

Man

Definitely.


--------------------------------------------------------------------------------

Jeff Feinberg - JLF Asset Management

OK, terrific. And then finally, if you'd just be kind enough for all of us to walk through the assumptions on the Brut acquisition. I think if I understood correctly, you talked about 20 to 24 cents accretion in next year's earnings. But I just want to understand the underlying assumptions on that. Is that taking into account some of the synergies that you might possibly have or is there any growth embedded in that or are you being very conservative and not incorporating some of those benefits so the accretion could actually end up being more next year?


--------------------------------------------------------------------------------

Christopher Carameros - Helen of Troy - Executive VP

This is Chris Carameros. Again, with the Brut transaction, I think we're being somewhat conservative. But we have to, as we've done with the prior brands, we have to reposition those brands and really protect our shelf space, so to speak, going into the planogram season. And then we, as we expect for next year, we'll take the opportunity to take it and do

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


a lot more things with that brand. We understand that Unilever had not taken some opportunities of doing the gift packs and Christmas promotions, which we think we can do next year, which will be in our numbers. And we've been very pleased with the reception we've had at retail with our purchase of Brut. It's a great brand. People like the brand and we think we can do more things with it in Christmas season in fragrance and then along with the deodorant, it's a great men's fragrance and we think we can do more things with that.


--------------------------------------------------------------------------------

Jeff Feinberg - JLF Asset Management

Absolutely, no, I'm just trying to understand. Can you just be kind enough to walk through what assumptions you've made to get to the 20 to 24 cents? Have you assumed any sort of-


--------------------------------------------------------------------------------

Man

We've assumed that we've basically taken Unilever sales and stabilized those sales and that's it.


--------------------------------------------------------------------------------

Man

And we put in a larger amount of expense in advertising since they have not advertised it in the previous year. So that number would be net of the advertising that we'll be doing.


--------------------------------------------------------------------------------

Man

We expected to spend at least 10 percent on advertising, where they had not done any in advertising in that category. And our number is [inaudible]


--------------------------------------------------------------------------------

Jeff Feinberg - JLF Asset Management

So just to make sure, in the 20 to 25 cents accretion for next year, you have assumed that you spend 10 percent of sales on advertising but you have not assumed any sort of benefit from that? No sales lift?


--------------------------------------------------------------------------------

Man

At this point in time, we have not.


--------------------------------------------------------------------------------

Jeff Feinberg - JLF Asset Management

OK, so if anything that would be potential upside for us.


--------------------------------------------------------------------------------

Man

That will be upside.


--------------------------------------------------------------------------------

Jeff Feinberg - JLF Asset Management

And I apologize, just a final question: the guidance you've given for next year, the 2.15 to 2.25 for next year, that assumes that the 16 to 18 percent tax rate, which is your sustainable long term tax rate?


--------------------------------------------------------------------------------

Man

Yes.


--------------------------------------------------------------------------------

Jeff Feinberg - JLF Asset Management

And just in terms of general philosophy, obviously being in the consumer business we don't have specific orders or obviously specific shipments scheduled for next year so I would assume the general overriding philosophy is wanting to be conservative in putting out preliminary guidance looking out that far?


--------------------------------------------------------------------------------

Man

Definitely. You know, I know you're new with us, Jeff, but you can go back and look historically. We'd like to be conservative. We don't want to miss our

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


numbers and of course, we like to make as much as we can on the upside. So at the current time, as we always do, we always try to be a little conservative.


--------------------------------------------------------------------------------

Jeff Feinberg - JLF Asset Management

OK, thank you very much.


--------------------------------------------------------------------------------

Operator

Our next question comes from Steve Friedman of Wachovia Securities. Please state your question.


--------------------------------------------------------------------------------

Steve Friedman - Wachovia Securities

Morning, Gerry, Tom, Chris, Bob. My question has pretty much been answered. I was curious about the stock buy-back and I think your release said you had repurchased 81,800 shares. And Gerry if I'm correct, you indicated that the buy-back is for 3 million, is that correct?


--------------------------------------------------------------------------------

Gerald Rubin - Helen of Troy - Chairman, President, CEO

That's true.


--------------------------------------------------------------------------------

Steve Friedman - Wachovia Securities

OK and you already commented that you feel fairly aggressive that the levels, as we talk is under 22 so you have a 40 percent increase in earnings and the stock price is now at 12, which translates to an 11 P/E based on actual, this year's earnings, maybe even less.


--------------------------------------------------------------------------------

Gerald Rubin - Helen of Troy - Chairman, President, CEO

That's true.


--------------------------------------------------------------------------------

Steve Friedman - Wachovia Securities

OK, well congratulations on a fine quarter and that's really everything I had.


--------------------------------------------------------------------------------

Gerald Rubin - Helen of Troy - Chairman, President, CEO

Thank you, Steve, for your support. Appreciate it.


--------------------------------------------------------------------------------

Operator

Our next question comes from Patrick Tenney with East Borne Capital. Please state your question.


--------------------------------------------------------------------------------

Patrick Tenney - East Borne Capital

Quick question on the sales in the quarter. Were the sales in the quarter a little bit lighter than expected and if so, can you talk a little bit about why that happened?


--------------------------------------------------------------------------------

Man

The sales in the quarter were only light because of the $10 million decrease in Tactica and for no other reason. The numbers that Helen of Troy projected came in as we projected.


--------------------------------------------------------------------------------

Patrick Tenney - East Borne Capital

OK fair enough. And following up on the prior caller's question about the assumptions for the Brut accretion, we're still looking at 20 to 24 cents?


--------------------------------------------------------------------------------

Man

That's right.


--------------------------------------------------------------------------------

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


Patrick Tenney - East Borne Capital

And that would imply on revenues of $40 million, operating margins at something around 24 to 27 percent?


--------------------------------------------------------------------------------

Man

That's also correct.


--------------------------------------------------------------------------------

Patrick Tenney - East Borne Capital

Which is much higher than sort of your core business model. Can you help us understand why Brut is so much more profitable or can be so much more profitable even with that increase in ad expense?


--------------------------------------------------------------------------------

Man

Number one, it's consistent with out Idellele Labs division so it's not that inconsistent - not that inconsistent with what we're doing right now. It's very consistent with what we're doing with our other brands we have in Idellele skin and hair care. So it's consistent with other products so basically we can take the Brut transaction, we already have the infrastructure whether it be the sales and marketing staff along with our existing distribution and accounting and everything else and plug it in there. And it's, I think, very realistic and somewhat conservative.


--------------------------------------------------------------------------------

Patrick Tenney - East Borne Capital

And so operating margins in the Idellele Labs are what now?


--------------------------------------------------------------------------------

Man

They've been consistently higher than what we've had within just the appliance piece.


--------------------------------------------------------------------------------

Patrick Tenney - East Borne Capital

In that 25 percent range?


--------------------------------------------------------------------------------

Man

Yes.


--------------------------------------------------------------------------------

Patrick Tenney - East Borne Capital

Great.  Thanks.


--------------------------------------------------------------------------------

Operator

Our next question comes again from Mike Carlotti with Palmirla. Please state your question.


--------------------------------------------------------------------------------

Mike Carlotti - Palmirla

Hi, did you disclose previously what the sales at Brut were for the 12 months prior to your acquiring it?


--------------------------------------------------------------------------------

Man

We did not disclose it but Unilever disclosed it.  It was $45 million.


--------------------------------------------------------------------------------

Mike Carlotti - Palmirla

OK, thank you.


--------------------------------------------------------------------------------

Operator

Our next question comes again from Jeff Feinberg with JLF Asset Management. Please state your question.


--------------------------------------------------------------------------------

                                                                    EXHIBIT 99.2

                                  HELEN OF TROY


Jeff Feinberg - JLF Asset Management

No, I'm all set, thank you. All my questions have been answered.


--------------------------------------------------------------------------------

Operator

As a reminder, ladies and gentlemen, if you wish to ask a question at this time, please press star one on your pushbutton telephone. If there are no further questions, I will turn the conference back to Gerald Rubin to conclude.


--------------------------------------------------------------------------------

Gerald Rubin - Helen of Troy - Chairman, President, CEO

Thank you, all, for attending and participating in our second quarter conference call and I look forward to speaking with you, if not before, certainly on our third quarter conference call. Thank you again.


--------------------------------------------------------------------------------

Operator

Ladies and gentlemen, if you wish to access the replay for this call, you do so by dialing 1-800 428-6051, or 973-709-2089 with a pass code ID number of 307197. This concludes our conference today. Thank you all for participating and have a nice day. All parties may now disconnect.


END